Exhibit 99.1

 COPsync Announces Third Quarter 2016 Financial Results

Sales bookings for nine-months in 2016 surpass all of 2015

DALLAS, TX – November 14, 2016 – COPsync, Inc. (NASDAQ: COYN) announced today unaudited financial results for the three-month period ended September 30, 2016. The COPsync Network™ is an advanced communication system that protects citizens from violence and domestic terrorism. Security is increased with early warnings of dangerous people, real-time notification of crimes in progress and the COPsync911™ threat-alert system to safeguard schools and other high-risk facilities. The COPsync solutions can save minutes when seconds count, save lives and protect citizens and communities.
Company Highlights for Q3
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Increased Sales Bookings: Sales order bookings for Q3 were $2.07 million, which sequentially is an increase of 47% in sales bookings over Q2 2016. As expected, the Company’s order bookings are increasing at a faster pace than in previous years. The Company’s sales order bookings through Q3 2016 exceeded order bookings for all of 2015. For example, the Company’s 2016 sales order bookings to-date have been approximately $4.62 million, versus $4.55 million for entirety of 2015.

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Increased Revenue: Software license/subscription revenues increased year-over-year by 19%, or $137,978, to $868,555 for the three-month period compared to $730,577 for the same period in 2015. Sequential software license/subscription revenues in Q3 2016 versus Q2 2016 increased by 2% or $26,721.

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Continued Growth in Texas and Progressive Opening of New Markets: The Company continued to build its footprint in Texas and now has customers in nearly 20 states and its customer base consists of approximately 776 COPsync Network customers and approximately 1,172 COPsync911 facilities under contract throughout the U.S.

CEO Comment and Business Progress
“We are very pleased to see the increase in the Q3 sales order bookings, which is the largest sales order bookings quarter in Company history and the first quarter we have exceeded the $2 million mark,” said Ronald A. Woessner, COPsync’s chief executive officer. “We expect to see the results of these strong order bookings reflected in top-line revenue in the medium and near term. We are also pleased to see the first three-quarters of 2016 sales bookings exceed sales bookings for the entirety of 2015. Our sales efforts to expand the COPsync Network and COPsync911 customer footprint in targeted geographies throughout the U.S. continue to produce results, as we now have a customer presence in nearly 20 states across the US.  We continue to methodically expand the Company’s customer footprint here in Texas with the objective of ultimately “tipping” the State of Texas, which is home to approximately 8% of all state and local U.S. law enforcement officers, and thereby becoming a de-facto national standard for law enforcement real-time information sharing and communication.  Further, as stated in a previous press communication, the Company also plans to focus sales and marketing resources to increase the percentage of total revenues derived from the Company’s COPsysnc911 threat-alert system.”
Financial Highlights for Third Quarter 2016

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Revenues: Non-subscription hardware, installation and other revenues increased year-over-year by $45,838 or 9%, to $578,807 for the three-month period. Q3 quarterly revenues increased by $183,816 or 15%, to $1,447,362. The analogous sequential revenue in Q3 2016 versus Q2 2016 increased by 29% or $129,971, to $578,807.

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Gross Profit: Overall gross margin for the quarter was 38%, compared to 43%, for the same period in 2015. Software subscription gross margins in Q3 2016 were 58%, compared to 59% in Q3 2015. The analogous sequential gross margins in Q3 2016 versus Q2 2016 remained steady at 58%.

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Operating Expenses: As expected, operating expenses increased for Q3 2016 compared to the same period in 2015. Research and development expense increased $242,039 or 77%; sales expenses increased $287,745 or 51%; marketing cash expenses increased $504,862 and non-cash marketing expenses (mainly amortization of stock based compensation associated with the company’s endorsement program involving the former professional athletes who are assisting the company’s business development efforts) were $150,138;  general and administrative cash expenses increased $311,809, inclusive of directors fees and government relations professionals, and non-cash general and administrative expenses incurred of $238,943.

Looking forward, relative to operating expenses, the Company intends to continue to invest in R&D at current levels to enhance the features and functionality of the Company’s service and product offerings and further to enhance its technology platform to enable it to support millions of users across the U.S., each paying an annually recurring subscription fee. The increase in sales expense obviously relates to the Company’s expansion outside of Texas  and the related addition of sales personnel to open up new states for the COPsync Network and COPsync911, now present in nearly 20 states. The Company expects its sales expense to continue to increase, albeit at a slower pace because of sales leverage derived from a more experienced sales team, as the Company continues its nationwide expansion. The Q3 cash and non-cash marketing expenses are expected to abate significantly in 2017 as the Company is developing marketing strategies it expects to be more cost-effective.

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Operating Loss: Operating loss in Q3 2016 was $2.6 million, compared to an operating loss of $918,166 for the same period in 2015. The increase in operating loss in Q3 2016 was mainly attributable to a decrease in gross profit from hardware and installation sales, and an increase in overall operating expenses as the Company continues its nationwide expansion efforts.

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Net Loss: Net loss for Q3 2016 was $2.7 million, compared to net loss of $1.5 million during the prior year period. The Company reported a GAAP net loss of $2,665,126, or $0.30 per share, for the three-month period compared to a net loss of $1,522,122, or $0.38 per share, for the same period in 2015.

About COPsync, Inc.
COPsync, Inc. (NASDAQ: COYN) is a technology company that connects law enforcement officers across the nation, so they can communicate and share mission-critical information in real-time. This saves officers’ lives and keeps the public safer; helps law enforcement officers catch common criminals and stop child kidnappings, vehicle thefts, bank robberies and other crimes in progress, and arms the nation’s law enforcement officers with needed information so they can help defend against terrorism. For more information, go to www.copsync.com.

Safe Harbor Statement

Statements in this press release that are not purely historical facts or that depend upon future events, including statements about forecasts of earnings, revenue, product development, sales, proposed financing transactions or other statements about anticipations, beliefs, expectations, intentions, plans or business strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. For example, statements containing words like “expect(s),” “anticipate(s),” “potential,” “believe(s),” “confident,” “estimated,” “future,” “plan(s),” “planning,” “projected,” “strategy,” “pursuing,” “objective” and other similar terms, express management’s current views concerning future events, trends, contingencies or results, which may be considered forward-looking statements. Specifically, the statements: “As expected, the Company’s order bookings are increasing at a faster pace than in previous years”; “We expect to see the results of these strong order bookings reflected in top-line revenue in the medium and near term”; “We continue to methodically expand the Company’s customer footprint here in Texas with the objective of ultimately “tipping” the State of Texas…thereby becoming a de-facto national standard for law enforcement real-time information sharing and communication”; “…the Company also plans to focus sales and marketing resources to increase the percentage of total revenues derived from the Company’s COPsysnc911 threat-alert system”; “…the Company intends to continue to invest in R&D at current levels to enhance the features and functionality of the Company’s service and product offerings and further to enhance its technology platform to enable it to support millions of users across the U.S…”; “The Company expects its sales expense to continue to increase, albeit at a slower pace because of sales leverage derived from a more experienced sales team, as the Company continues its nationwide expansion” and “The Q3 cash and non-cash marketing expenses are expected to abate significantly in 2017 as the Company is developing marketing strategies it expects to be more cost-effective.” These statements are highly dependent on the Company’s ability to succeed in its expansion and sales/marketing strategies as well as its ability to control and/or reduce operating expenses. All forward-looking statements are based on information available to the Company on the date this release was issued. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether because of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s ability to implement its business plans, raise sufficient capital, maintain its NASDAQ listing, or succeed in its sales and marketing strategy, which may adversely affect the Company’s business and the value of an investment in its equity securities. The Company may not succeed in adequately addressing and managing these and other risks. Further information regarding factors that could affect the Company’s financial, operating and other results can be found in the risk factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission.
Contact:

Investor Relations
Everest Corporate Advisors, Inc.
702-902-2361
702-982-1339